UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2010

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Industrial Way, Eatontown, NJ	07224
(Address of principal executive offices)	(Zip Code)

(732) 389-0355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                                             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2010, the Audit Committee of the Board of Directors of EMRISE Corporation (the “Company”), in consultation with the Company’s management, concluded, based on information presented by its independent registered accounting firm, that an error in the computation of the Company’s income tax expense and liabilities had been made in the Company’s historical financial statements.  The error affects primarily the classification of tax expense and benefits between discontinued operations and continuing operations and, to a lesser extent, the recording of Federal alternative minimum tax (“AMT”).  As a result, the Company will restate its previously issued financial statements for the interim periods ending March 31, 2009, June 30, 2009 and September 30, 2009.  Accordingly, the Company’s previously issued financial statements in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 should no longer be relied upon.

On November 30, 2007, the Company and certain of its U.S. and foreign subsidiaries entered into a Credit Agreement with GVEC Resource IV Inc. (the “Lender”), an affiliate of Private Equity Management Group LLC, which has been amended from time to time (as amended, the “Credit Agreement”).  During the course of the audit of the Company’s 2009 consolidated financial statements, the Company was advised by its independent registered public accounting firm on April 12, 2010 that the Company’s previously issued financial statements in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 contained an error in the computation and presentation of income tax expenses and liabilities.  Specifically, the Company’s independent registered public accounting firm determined that Internal Revenue Code (“IRC”) § 956 was applicable to the Company because of its Credit Agreement structure, as the assets of the Company’s U.S. and U.K. foreign subsidiaries were pledged as collateral and were to be included in the Credit Agreement’s borrowing base and the Company’s foreign subsidiaries provided a guaranty on the Credit Agreement.  The Company recomputed taxable income in each of the periods since the inception of the Credit Agreement.  Although the Company has a net operating loss carryforward available to offset the resulting increases to its regular income, the Company is subject to AMT because the carryforwards do not provide a complete offset in calculating AMT income.  The Company computed the AMT, applying the estimated foreign tax credits generated from application of IRC §956 that became available as offsets to the AMT obligation.

As a result of the error, the Audit Committee of the Board of Directors determined that the Company should restate its financial statements for the periods ending March 31, 2009, June 30, 2009 and September 30, 2009 to reclassify tax expenses from discontinued operations to continuing operations and to record the incremental AMT associated with the §956 income.  Such restatements impact the financial statements and other financial information included in Item 1. Financial Statements and Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations for each of the Quarterly Reports on Form 10-Q that were filed with the Securities and Exchange Commission (the “SEC”) in 2009, as they relate to income taxes, income from discontinued operations and liquidity.  The Company’s Audit Committee of the Board of Directors and its management have discussed each of these matters with the Company’s independent registered public accounting firm.

The Company plans to file with the SEC amended Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 today following the filing of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010		EMRISE CORPORATION

	By:	/s/ D. John Donovan
D. John Donovan
Chief Financial Officer